SBC COMMUNICATIONS INC.
Unaudited Pro Forma Condensed Combined Financial Statements
March 31, 2005
Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of SBC Communications Inc. (SBC) and AT&T Corp. (AT&T). The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with SBC treated as the acquirer and as if the acquisition of AT&T had been completed on January 1, 2005 for statement of income purposes and on March 31, 2005 for balance sheet purposes. For a summary of the business combination, see “The Merger” included in the SBC Form S-4 filed with the Securities and Exchange Commission (SEC) on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of SBC and AT&T adjusted to give effect to the AT&T acquisition. The pro forma amounts have been developed from (a) the unaudited consolidated financial statements of SBC contained in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005, and (b) the unaudited consolidated financial statements of AT&T contained in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005.

As of the date of this document, SBC has not performed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the AT&T assets to be acquired and the AT&T liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform AT&T data to SBC’s accounting policies. However, as indicated in Note 2 to the Unaudited Pro Forma Condensed Combined Financial Statements, SBC has made certain adjustments to the historical book values of the assets and liabilities of AT&T to reflect certain preliminary estimates of the fair values necessary to prepare the Unaudited Pro Forma Condensed Combined Financial Statements, with the excess of the purchase price over the historical net assets of AT&T, as adjusted to reflect estimated fair values, recorded as goodwill and indefinite-lived intangibles. Actual results may differ from these Unaudited Pro Forma Condensed Combined Financial Statements once SBC has determined the final purchase price for AT&T and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes for AT&T. There can be no assurance that such finalization will not result in material changes.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SBC would have been had the AT&T acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the AT&T acquisition. Specifically, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any impact of a retention pool that AT&T will establish prior to the consummation of the merger, which is designed to retain certain key employees of AT&T through the transition period between the announcement of the merger and a period following the consummation of the merger. The aggregate amount of the retention pool is up to $100. For further information, see “The Merger – Interests of AT&T Executive Officers and Directors in the Merger – Retention Program” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of SBC and AT&T which are incorporated by reference in this document.

SBC COMMUNICATIONS INC.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 2005

Dollars in millions except per share data	Historical	Pro Forma
SBC	AT&T	Adjustments	Combined

Total Operating Revenues	$10,248	$7,015	$(473)	(c)	$16,790
Operating Expenses
Cost of sales (exclusive of depreciation
and amortization shown separately below)	4,397	4,032	(422)	(c)	7,979
			(28)	(d)
Selling, general and administrative	2,470	1,277	(49)	(d)	3,698
Depreciation and amortization	1,825	636	125	(b5)	2,559
			(27)	(g)

Total Operating Expenses	8,692	5,945	(401)		14,236

Operating Income	1,556	1,070	(72)		2,554
Interest expense	353	203	(39)	(e)	517
Other income (expense) - net	98	30	-		128

Income Before Income Taxes	1,301	897	(33)		2,165
Provision (benefit) for income taxes	416	368	(13)	(h)	771

Net Income	$885	$529	$(20)		$1,394

Basic Earnings Per Share:
Net Income	$0.27	$0.66			$0.35	(f)
Weighted Average Common
Shares Outstanding (000,000)	3,303	800			3,927
Diluted Earnings Per Share:
Net Income	$0.27	$0.66			$0.35	(f)
Weighted Average Common
Shares Outstanding with Dilution (000,000)	3,315	806			3,944

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

SBC COMMUNICATIONS INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2005

Dollars in millions except per share amounts	Historical	Pro Forma
SBC	AT&T	Adjustments	Combined

Assets
Current Assets
Cash and cash equivalents	$427	$3,705	$(1,041)	(a)	$3,091
Accounts receivable - net	5,268	3,112	-		8,380
Other current assets	2,319	1,896	-		4,215

Total current assets	8,014	8,713	(1,041)		15,686

Property, Plant and Equipment - Net	49,311	11,203	-		60,514

Goodwill and Other Intangibles - Net	2,211	5,186	17,524	(b5)	19,735
			(5,186)	(b5)
Investments in Equity Affiliates	1,867	-	-		1,867
Investments in and Advances to Cingular Wireless	32,949	-	-		32,949
Other Assets	12,594	6,594	(822)	(b2)	18,366

Total Assets	$106,946	$31,696	$10,475		$149,117

Liabilities and Stockholders' Equity
Current Liabilities
Debt maturing within one year	$6,175	$1,982	$-		$8,157
Other current liabilities	11,416	6,953	-		18,369

Total current liabilities	17,591	8,935	-		26,526

Long-Term Debt	20,937	7,468	1,160	(b3)	29,565
Other noncurrent liabilities	28,014	7,877	1,832	(b2)	37,723

Total noncurrent liabilities	48,951	15,345	2,992		67,288

Stockholders' Equity
Common shares issued	3,433	801	(801)	(b4)	4,057
			624	(b1)
Capital in excess of par value	12,726	27,049	(26,008)	(b4)	27,001
			(1,041)	(a)
			14,275	(b1)
Retained earnings (deficit)	29,171	(20,651)	20,651	(b4)	29,171
Treasury shares (at cost)	(4,332)	-	-		(4,332)
Accumulated other comprehensive income	(594)	217	(217)	(b4)	(594)

Total stockholders' equity	40,404	7,416	7,483		55,303

Total Liabilities and Stockholders' Equity	$106,946	$31,696	$10,475		$149,117

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

SBC COMMUNICATIONS INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Dollars in millions except per share amounts

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of SBC and AT&T, after giving effect to the merger and adjustments described in these footnotes, and are intended to reflect the impact of the pending AT&T acquisition on SBC. On January 31, 2005, SBC and AT&T jointly announced the execution of the merger agreement, pursuant to which SBC would acquire AT&T in a transaction in which each share of AT&T common stock, par value of $1.00, would be converted into and exchanged for 0.77942 of a share of SBC common stock (equivalent to approximately 624 million shares, or 19% of the shares of SBC common stock that were outstanding at March 31, 2005). Based on the average closing price of SBC common stock for the two days prior to, including, and two days subsequent to the public announcement of the merger (January 31, 2005) of $23.87, the purchase price would be approximately $14,899. After the AT&T acquisition, AT&T will be a wholly-owned subsidiary of SBC. The transaction has been approved by the board of directors of each company and also must be approved by the shareholders of AT&T. The transaction is subject to review and approval by the U.S. Department of Justice (DOJ), Federal Communications Commission (FCC) and various other regulatory authorities.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of SBC’s and AT&T’s operations. Specifically, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any impact of a retention pool that AT&T will establish prior to the consummation of the merger, which is designed to retain certain key employees of AT&T through the transition period between the announcement of the merger and a period following the consummation of the merger. The aggregate amount of the retention pool is up to $100. For further information, see “The Merger – Interests of AT&T Executive Officers and Directors in the Merger – Retention Program” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

Additionally, the Unaudited Pro Forma Condensed Combined Financial Statements do not include any transaction costs relating to the merger that will be included by SBC as part of the purchase price (as those amounts are anticipated to be immaterial to the total purchase price). For more information on estimated cost savings, and revenue synergies, see “The Merger – SBC’s Reasons for the Merger” and “The Merger – AT&T’s Reasons for the Merger” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it. The Unaudited Pro Forma Condensed Balance Sheet reflects the merger as if it had been effective on March 31, 2005. The Unaudited Pro Forma Combined Condensed Statement of Income reflects the merger as if it had been in effect on January 1, 2005.

Note 2. Pro Forma Adjustments

(a)

The Pro Forma Condensed Combined Balance Sheet has been adjusted to record the special dividend of $1.30 per share to be paid by AT&T to AT&T shareholders prior to the closing of the merger. For purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet, the dividend is calculated based on 801 million AT&T shares outstanding as of March 31, 2005. However, the actual dividend paid will be based on AT&T shares outstanding on the record date for payment of the dividend.

(b)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to “Goodwill and Other Intangibles – Net” as follows:

Common Stock	Additional Capital	Total
Total consideration: Issuance of SBC common stock to
AT&T shareholders	$624	$14,275	$14,899	(b1)
Preliminary estimate of fair value of identifiable net
assets acquired:
AT&T's equity			$7,416
Special dividend to AT&T shareholders			(1,041)	(a)
AT&T's adjusted Equity			$6,375	(b4)
Elimination of AT&T goodwill and intangibles			(5,186)	(b5)
Preliminary estimate of fair value adjustment of AT&T
long-term debt			(1,160)	(b3)
Preliminary estimate of fair value adjustment of AT&T
pension and postretirement plans			(2,654)	(b2)
Preliminary estimate of fair value of identifiable net			$(2,625)
assets (liabilities) acquired
Goodwill and Other Intangibles - Net			$17,524	(b5)

(b1)	The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $14,899 calculated as follows:

AT&T shares outstanding at March 31, 2005	800,823,621
Exchange ratio	0.77942

SBC shares to be issued	624,177,946

Price per share [1]	$23.87

Aggregate value of SBC consideration	$14,899

Value attributed to par at $1 par value	$624

Balance to capital in excess of par value	$14,275

[1]	Price per share is based on the average closing price of SBC common stock for the two days prior to, including and two days subsequent to the public announcement of the merger.

It is assumed that all stock will be new issuances. However, SBC may issue treasury shares for a portion of the required SBC common stock. The actual number of newly issued shares of SBC common stock or treasury shares to be delivered in connection with the merger will be based upon the number of AT&T shares issued and outstanding when the merger closes.

(b2)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect AT&T’s pension and postretirement benefit plans at fair value. The total adjustment of $2,654 represents unrecognized net loss of $976 and $1,276 and unrecognized prior services costs of $358 and $44 for AT&T’s pension and postretirement plans, respectively, as of March 31, 2005. Such amounts were reflected in the balance sheet based on the plans the adjustments relate to and whether such plans were in a net asset or net liability position.

(b3)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report AT&T’s long-term debt at fair value. The estimated fair value of AT&T’s long-term debt (including current maturities of long-term debt) was $10,021 at March 31, 2005, calculated using quotes or rates available for debt with similar terms and maturities, based on AT&T’s debt ratings at that time. The carrying value of AT&T’s long-term debt (including current maturities of long-term debt) was $8,861 at March 31, 2005, resulting in a total increase to debt of $1,160. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(b4)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of AT&T.

(b5)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the elimination of AT&T’s historical goodwill and other purchased intangibles. The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities with many fair values approximating historical book values as of March 31, 2005, especially for property, plant and equipment (PP&E). The remaining unallocated purchase price was allocated to “Goodwill and Other Intangibles – Net.”

Of the total amount allocated to “Goodwill and Other Intangibles – Net,” SBC has tentatively identified approximately $1,500 for customers acquired with a straight-line asset life of three years (amortization of this intangible is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income). However, the final purchase price allocation, based on third party appraisals, may result in different allocations for tangible and intangible assets than that presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material. The following table is presented for illustrative purposes as an example that gives the estimated annual impact on pro forma net income for every incremental $1,000 that is allocated to amortizable intangibles or PP&E with various lives.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact

3	$ 333	$ 206	$ 0.05
10	100	62	0.02
20	50	31	0.01

(c)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate certain intercompany revenues and expenses, consisting primarily of switched access, UNE-P and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses). Other intercompany transactions and ending intercompany balances are immaterial.

(d)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of AT&T’s pension and postretirement plans to fair value (see note b2). The adjustment reflects the elimination of amounts recorded by AT&T in 2005 for amortization of unrecognized prior service costs of $31 and amortization of losses of $46 for pension and postretirement benefits.

(e)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of AT&T’s long-term debt to fair value (see note b3). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(f)

Pro forma combined basic earnings per common share are based on the historical SBC weighted average shares outstanding during the quarter ended March 31, 2005 of 3.3 billion and the assumption that the 624 million shares assumed to be issued by SBC (see note b1) were outstanding for all of the quarter ended March 31, 2005, calculated using net income.

Pro forma combined diluted earnings per common share are based on the historical SBC weighted average shares with dilution outstanding during the quarter ended March 31, 2005 of 3.32 billion and the assumption that the 629 million shares and equivalents (624 million shares assumed to be issued by SBC plus 6 million AT&T weighted average common stock equivalents converted at the exchange ratio of 0.77942) were outstanding for all of the quarter ended March 31, 2005, calculated using net income.

(g)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the elimination of AT&T’s historical intangible asset amortization due to the elimination of AT&T’s historical intangible assets (see note b5).

(h)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of notes (c) through (g) above and the amortization impact of item (b5). The aggregate pre-tax effect of these adjustments was $33, reflected as “Income Before Income Taxes” on the Unaudited Pro Forma Condensed Combined Statement of Income, which was taxed at the SBC marginal tax rate of 38.05%.

Note 3. Federal Income Tax Consequences of the Merger

The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.